As filed with the Securities and Exchange Commission on May 6, 2019

Registration No. 333-228749

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	76-0675953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Travis, Suite 1425

Houston, TX 77002

(713) 222-6966

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Schoonover

Chief Executive Officer and President

Houston American Energy Corp.

801 Travis, Suite 1425

Houston, TX 77002

Telephone: (713) 222-6966

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a Copy to: Michael W. Sanders, Esq. 20701 Hamilton Pool Rd. Dripping Springs, TX 78620 Telephone: (512) 264-2062 Facsimile: (281) 310-8263

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

The Registration Statement on Form S-3 (File No. 333-228749), as originally filed on December 11, 2018 (the “Registration Statement”), included the following Note 2 (“Note 2”) to the Fee Calculation Table:

(2)	This registration statement includes $7,033,231 of unsold securities (“Unsold Securities”) that had previously been registered under the registrant’s registration statement on Form S-3 (SEC File No. 333-208630) filed with the Securities and Exchange Commission on December 18, 2015 (the “Prior Registration Statement”). In accordance with Rule 457(p) of the Securities Act, the registration fee paid for the Unsold Securities on the Prior Registration Statement will be used to offset the current registration fee. As a result, a filing fee of $601.97 is paid herewith in connection with the $4,966,769 of additional securities registered hereunder.

This Post-Effective Amendment No. 1 deletes Note 2 and replaces the same with the following:

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant previously paid a filing fee of $601.97. An additional filing fee in the amount of $852.43 has been paid in connection with this Post-Effective Amendment No. 1 to cover the balance of the registration fee due under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 6, 2019 in Houston, Texas. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act.

HOUSTON AMERICAN ENERGY CORP.

By:	/s/ James Schoonover
James Schoonover
Chief Executive Officer and President